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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Equity Incentive Plan of PMR Corporation of our report dated June 18, 1999, with respect to the consolidated financial statements and schedule of PMR Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 1999, filed with the Securities and Exchange Commission.



                                                           /S/ ERNST & YOUNG LLP



San Diego, California
January 19, 2000